Exhibit 99.1

Investor Relations inquiries: Jerome Holland Matson, Inc. 510.628.4021 jholland@matson.com	Media inquiries: Keoni Wagner Matson, Inc. 510.628.4534 kwagner@matson.com

FOR IMMEDIATE RELEASE

MATSON UPSIZES REVOLVER TO $650 MILLION AND AMENDS FINANCING AGREEMENTS

•                  Amends and upsizes existing unsecured revolving credit facility for new five-year term and amends existing long-term private note agreements

HONOLULU, Hawaii (June 29, 2017) — Matson, Inc. (“Matson” or the “Company”) (NYSE: MATX), a leading U.S. carrier in the Pacific, today announced that it has entered into amendments to its existing unsecured revolving credit facility and long-term private note agreements.

The Company’s existing $400 million unsecured revolving credit facility with a syndicate of banks was increased to $650 million and extended for a new five-year term, maturing June 2022.  In addition, the facility includes a number of amended terms, including modifications to certain definitions and covenants.  Outstanding borrowings under the revolving credit facility as of June 29, 2017 were $81 million.  Bank of America, N.A. remains as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Hawaiian Bank continue to serve as joint lead arrangers for the amended and extended revolving credit facility.

Matson also entered into a number of amendments to its existing note purchase agreements, including modifications to certain definitions and covenants.  In particular, the consolidated leverage ratio covenant has been amended to provide for additional covenant flexibility during Matson’s new vessel construction period.  Outstanding borrowings under these note agreements as of June 29, 2017 totaled $614.4 million.

“Matson continues to enjoy strong support and access to attractive debt capital from its bank group and private lenders,” said Joel Wine, Matson’s Senior Vice President and Chief Financial Officer. “The upsizing and extension of our revolving credit facility, combined with the amendments to our private debt agreements will provide additional balance sheet flexibility as we progress with funding the construction of four new vessels for our Hawaii fleet.”

About the Company

Founded in 1882, Matson is a leading U.S. carrier in the Pacific. Matson provides a vital lifeline to the economies of Hawaii, Alaska, Guam, Micronesia and select South Pacific islands, and operates a premium, expedited service from China to Southern California. The Company’s fleet of 22 owned vessels includes containerships, combination container and roll-on/roll-off ships and custom-designed barges. Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S. Its integrated, asset-light logistics services include rail intermodal, highway brokerage, warehousing, and less-than-container load freight consolidation and forwarding to Alaska. Additional information about Matson, Inc. is available at www.matson.com.

Forward-Looking Statements

Statements in this news release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation those statements regarding our balance sheet expectations and Hawaii fleet renewal progress.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including but not limited to risks and uncertainties relating to new or increased competition or improvements in competitors’ service levels; fuel prices and our ability to collect fuel surcharges; the actions of our competitors; our ability to offer a differentiated service in China for which customers are willing to pay a significant premium; the imposition of tariffs or a change in international trade policies; the ability of the shipyards to construct and deliver the Aloha Class and Kanaloa Class vessels on the contemplated timeframes; changes in our credit profile and our future financial performance; our ability to obtain future debt financings; continuation of the Title XI and CCF programs; repeal, substantial amendment or waiver of the Jones Act or its application, or our failure to maintain our status as a United States citizen under the Jones Act; and satisfactory negotiation and renewal of expired collective bargaining agreements without significant disruption to Matson’s operations.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.